UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2024

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Dissolution and Liquidation of the Company

The Company’s existing certificate of incorporation dated as of September 27, 2021, as amended on March 28, 2023 by that certain First Amendment to the Amended and Restated Certificate of Incorporation, as further amended on September 28, 2023 by that certain Second Amendment to the Amended and Restated Certificate of Incorporation (collectively, the “Charter”) requires the Company to complete its initial business combination by September 30, 2024. The Company will not complete the initial business combination by September 30, 2024; therefore, the Charter requires the Company to, and the Company will:

(i)	cease all operations except for the purpose of winding up,

(ii)

as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), and

(iii)

as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

All terms above not defined herein shall have the meaning under the Charter.

The per-share redemption price for the class A common stock of the Company is expected to be approximately $10.69 (the “Redemption Amount”), which will be further adjusted, as described below. In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The Company expects that the balance of the Company’s trust account, including any interest income to be earned on the trust account and reduction for the dissolution expenses and tax payment, at liquidation will be approximately $11,389,831.

The number of remaining public shares of the Company as of August 31, 2024 was 1,065,468.

Beneficial owners of the Company’s public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

After September 30, 2024, the Company shall cease all operations except for those required to wind up its business. The liquidation of the Trust Account is expected to occur on October 16th, 2024.

The last day that the Company’s securities will trade on the NYSE American will be September 27, 2024.

On September 25, the Company issued a press release announcing its liquidation and redemption described in this Item 8.01. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company does not undertake an obligation to update these forward-looking statements after such date.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release dated September 25, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

By:	/s/ Alessandro Masolo
Name:	Alessandro Masolo
Title:	Chief Financial Officer

Date: September 25, 2024